Exhibit 10.1

                         TECHNOLOGY ASSIGNMENT AGREEMENT
               BETWEEN KADOMA TRADING, LIMITED AND HERLING APPLIED
                               TECHNOLOGIES, INC.

      This Technology Assignment Agreement ("Agreement") is made effective as of the last date set forth below ("Effective Date"), by and between KADOMA TRADING, LIMITED, a Cyprus company, having a principal office located at 20 East 63rd Street, New York, New York 10021 (the "Company"), on the one hand, and HERLING APPLIED TECHNOLOGIES, INC., a corporation of Delaware having a principal office located at 20 East 63rd Street, New York, New York 10021 (the "Assignor"), on the other hand.

                              W I T N E S S E T H:

      WHEREAS, the Assignor owns certain rights, title, and interest in, to and under certain methods and improvements relating to certain ceramic-like materials, polymeric materials, and processes for preparing such materials (the "Invention"), which are disclosed and claimed in certain Patents and Patent Applications as defined herein:

      WHEREAS, the Assignor owns certain rights, title and interest in certain Intellectual Property, as defined herein, including certain Patents and Patent Applications; and

      WHEREAS, the Assignor desires to irrevocably sell and transfer to the Company, and the Company desires to receive, all right, title and interest in, to and under the Invention, Intellectual Property, Patents and Patent Applications, including any Patents that may issue therefrom worldwide upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, and intending to be legally bound hereby, the Company and the Assignor hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "Actions" means any claim, action, lawsuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

      "Agreement" or "this Agreement" means this Technology Assignment Agreement, dated as of the Effective Date, among the Company and the Assignor, including all Exhibits and Schedules hereto, and all amendments hereto made in accordance with the provisions of Section 9.09.


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      "Applicants" means Marceli Cyrkiewicz, Erwin Herling, and Jacek
Kleszczewski.

      "Assignor" has the meaning specified in the Recitals to this Agreement.

      "Claims" has the meaning specified in Section 5.02 of this Agreement.

      "Company" has the meaning specified in the Recitals to this Agreement and any successors to the Company.

      "Governmental Authority" means any national, state, or local government, governmental, regulatory, or administrative authority, agency or commission or any court, tribunal or judicial body or other institution for deciding disputes.

      "Initial Public Offering" means a first offering to the public of shares of stock in the Company, or a Person that controls, is controlled by, or is under common control with Company, through a stock exchange, underwriters, and investment bankers registered in the United States of America.

      "Intellectual Property" means all of the following: issued patents and patent applications, including patents of invention, provisional patents, dependent patents, patents of additions, and applications therefor; invention disclosures; and any and all divisions, continuations, continuations-in-part, reissues, reexamined patents, or extensions thereof; any counterparts claiming priority therefrom; utility models, certificates of invention and like statutory rights, issued in or subsisting under the laws of Poland, the United States, and any other nation or multinational patent granting authority of the world (the "Patents") all rights to work, advertise, promote, practice, make, use, and sell the Invention and the subject matter of the Patent Application anywhere in the world, to the exclusion of all others including the Assignor; all rights to lease, license, sell, authorize use of, and otherwise exploit the Invention and the subject matter of the Patent to any Person anywhere in the world; all categories of trade secrets as defined in the Uniform Trade Secrets Act including, but not limited to, business information know-how, and technology relating to the Invention; all Invention Records; all licenses and agreements pursuant to which the Assignor has acquired rights in or to any Patents, and agreements pursuant to which the Assignor has licensed or transferred the right to use any of the foregoing; and all rights to enforce any of the foregoing rights against anyone anywhere in the world.

      "Invention" has the meaning specified in the Recitals to this Agreement, and additionally shall mean the entire subject matter disclosed and claimed in the Patent Applications.

      "Invention Records" means all laboratory records, notes, test results, and other writings of the true and original inventors of the Invention pertaining to the conception, reduction to practice, development, and testing of the Invention.

      "Liabilities" means any and all debts, liabilities, obligations, whether accrued or fixed, absolute or contingent, matured or un-matured or determined or determinable,


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including, without limitation, those arising under any Law, Action or
Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

      "Patent Applications" means certain patent applications filed by Applicants under the Patent Cooperation Treaty, namely International Application No. PCT/PL93/00013, filed August 12, 1993, entitled "Process For Preparing Ceramic-Like Materials And The Ceramic-Like Materials" and published as International Publication No. WO 95/00589; International Application No. PCT/PL/00005, filed March 15, 1995, entitled "A Process For The Manufacture of Polymeric Materials With A High Chemical And Mechanical Resistance And Polymeric Materials With A High Chemical And Mechanical Resistance" and published as International Publication No. WO 95/28440; and International Application No. PCT/PL93/00012, filed August 12, 1993, entitled "Process For Preparing Ceramic-Like Materials And The Ceramic-Like Materials" and published as International Publication No. WO 95/00583, copies of which International Publications are attached hereto as Exhibit 1.

      "Person" means any individual, partnership, firm, corporation, association, syndicate, group, trust, unincorporated organization or other entity, including Applicants.

      "Successful Completion" of the Initial Public Offering shall mean that time if and when the investing public shall have invested the sum of Ten Million Dollars (US$10,000,000.00) in the stock of the Company that is offered in the Initial Public Offering.

      "Taxes" means any and all taxes, levies, duties, tariffs, imposts, and other similar fees or charges of any kind, foreign or domestic, together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto, imposed by any Governmental Authority or taxing authority, including, without limitation: taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net work; takes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties and tariffs.

                                    ARTICLE 2

                          ASSIGNMENT OF THE TECHNOLOGY

      Section 2.01. Assignment. In consideration for the Assignment Fees paid or payable to Assignor hereunder, and in consideration for the promises of Company made hereunder, Assignor agrees to assign and do hereby assign to the Company, all right, title, and interest in, to and under the Invention, the Patent Applications, all Intellectual Property therein, and the Assignor's entire right to work the Invention for the purpose of gain or in the course of trade in Poland and throughout the world.

      Section 2.02. Execution of Assignments. Concurrently with the execution of this Agreement, Assignor shall execute the short form Assignment attached hereto as Exhibit 2.


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The Company may record the executed short form Assignment at any time after execution with the Patent Office of Poland, the U.S. Patent & Trademark Office, and with the patent office or comparable registry of any nation of the world.

      Section 2.03. Additional Documents. Company's obligations under this Agreement are expressly conditioned upon Company's approval of the chain of title to the Invention, the Patent Applications, and the Intellectual Property. The Assignor further agrees to assist the Company in every reasonable way in perfecting the rights acquired by Company hereunder. Upon request by Company, Assignor shall duly execute, acknowledge and deliver to Company, cause to be executed, acknowledged, and delivered to Company, or use its best efforts to cause Applicants to do the same, any and all powers of attorney, legalizations, further assignments or instruments that Company may reasonably deem necessary, expedient or proper to carry out and effectuate the purposes and intent of this Agreement. Company shall have the right to place the same on record in the Patent Office of Poland, the U.S. Patent & Trademark Office, and elsewhere as Company may determine. In the event that Company or Assignor fail to execute and/or deliver such additional documents, upon execution of this Agreement, all rights agreed to be transferred to Company under this Agreement shall be deemed irrevocably vested in Company effective upon the Effective Date.

      Section 2.04 Secondary Assignments Prohibited. Assignor shall not assign to, license to, dispose of or exploit for the benefit of any third party or Person anything assigned hereunder by Assignor to Company. Moreover, the Assignor agrees not to engage in any activity, including entering into any arrangements and/or agreements with third parties, which would diminish the commercial value of the Invention, Patent Application and Intellectual Property, or inhibit, encumber, or impair the commercial exploitation of same by the Company or its successors in interest.

                                    ARTICLE 3

                                FEES AND PAYMENTS

      Section 3.01. Payment upon Execution. Upon execution of this Agreement by the parties and upon execution of the short form Assignment set forth in Exhibit 2 by Assignor, and in consideration for the rights granted to Company hereunder, Company shall cause to be paid to Assignor Assignment Fees in the sum of Two Hundred Thousand Dollars (US$200,000.00)

      Section 3.02. Further Payment. Upon Successful Completion of the Initial Public Offering, Company shall cause to be paid to Assignor further Assignment Fees in the sum of Two Million Fifty Thousand Dollars (US$2,050,000.00).

      Section 3.03. Payment Terms. All payments that are payable to Assignor under this Agreement shall be payable in U.S. dollars and may be paid by Company check, wire transfer, or cash, at the election of Company.


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      Section 3.04. Taxes. Assignor shall have sole responsibility to pay or reimburse Company for all Taxes, if any, including penalties and interest, levied by any Governmental Authority as a result of the payments made to Assignor under this Agreement as well as any costs associated with the collection or withholding such taxes or duties. Company shall withhold Taxes from such payments only if required to do so by Governmental Authority.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

      Section 4.01. Representations and Warranties of Assignor. As an inducement to the Company to enter into this Agreement, Assignor represents and warrant:

            (a) That to the best of its knowledge, its interest in the Patent Applications was transferred to it by all the true and original inventors of the Invention and of the entire subject matter disclosed and claimed in the Patent Applications including all aspects of the Invention disclosed and claimed therein;

            (b) That to the best of their knowledge, the Invention and the subject matter claimed in the Patent Applications have not been taken or copied from or based upon any other source (including without limitation any other invention or inventor), and are not based upon, derived or adapted from any Intellectual Property of any other Person in violation of any statute, legal obligation, or agreement to which Assignor, the inventor(s), or the Applicants are bound;

            (c) That this Agreement, each provision thereof, and entry into this Agreement by Assignor, shall not conflict with, violate, or result in the breach of any provision of any agreement or understanding by or between Assignor and any other Person;

            (d) That jointly it owns all right, title, and interest in, to and under the Patent Applications; that it holds the unqualified right to assign, transfer, and sell the Invention, the Patent Applications, and all Intellectual Property therein, free and clear of any claims, demands, liens or other encumbrances of title, ownership or the like of any third party or Person; that there are no past or outstanding options, licenses, or assignments regarding all or a portion of the rights assigned hereunder; that other assignment or other transfer of the rights assigned hereunder has been granted or made to any other Person; that it has not done or permitted to be done any act or thing whereby any of the rights referred to in this Agreement have in any way been encumbered or impaired;

            (e) That it will cooperate with the Company and provide all reasonable assistance to the Company, both during prosecution of the Patent Applications (including any opposition, appeal, or related proceedings) and during the entire period of enforceability of the Invention, the Patent Applications, any patent issued thereon.


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      and the Intellectual Property therein, necessary or requested by Company to facilitate or advance the prosecution, enforcement, or defense of the Invention, the Patent Applications, the Intellectual Property therein, and any enforcement action, lawsuit, litigation, or claim relating thereto;

            (f) That to the best of the Assignor's knowledge, the Invention, the subject matter claimed in the Patent Applications, the Intellectual Property therein, and products produced according to them do not and will not infringe any Intellectual Property rights or any other proprietary right of any Person or give rise to any obligations to any Person as a result of co-authorship, co-inventorship, or an express or implied contract for any user or transfer;

            (g) That there are no Actions now pending or threatened to be brought before any Governmental Authority that could in any way impair, limit or diminish the Invention, the Patent Applications, or any rights granted to the Company hereunder, or that challenge the legality, validity, enforceability, or title of Assignor in the Invention, the Patent Applications, or the Intellectual Property therein;

            (h) That this Agreement has been duly executed and delivered by the Assignor, and this Agreement constitutes a legal, valid and binding obligation of the Assignor enforceable against Assignor in accordance with its terms except as such enforceability may be limited by principles of public policy and subject to applicable laws;

            (i) That this Agreement, any provision thereof and the acts of Assignor in entering into this Agreement, shall not violate, conflict with, result in any breach of constitute a default under, require any consent under, or give others any right of termination, amendment, acceleration, suspension, revocation, or cancellation of or result in the creation of any encumbrance on the Invention or the Patent Applications under any agreement, understanding, or provision thereof entered into among Assignor and any other Person;

            (j) That the execution, delivery and performance of this Agreement by Assignor do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any governmental authority;

            (k) That Assignor is not under any obligation to pay any royalty or other compensation to any third party or Person or to obtain any approval or consent for the use of the Invention, the Patent Applications, or any Intellectual Property therein;

            (l) That neither the Invention, the Patent Applications, or any Intellectual Property therein is subject to any presently effective judgment, order, decree, stipulation, injunction, or charge;


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            (m) That Assignor has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the Invention, the Patent Applications, or the Intellectual Property;

            (n) That they have no notice or knowledge of any allegations or threats that the Invention, the Patent Applications, Intellectual Property therein, or any practice thereof or product produced therefrom infringes upon or is in conflict with any Intellectual Property of any third party, and to the best of their knowledge, no basis exists for any such allegations or threats;

            (o) That Assignor never has sent or otherwise communicated to any Person any notice, charge, claim, or assertion of any present, impending, or threatened infringement by any other Person of any Intellectual Property of Assignor or any Intellectual Property that Assignor has the right to use.

            (p) That no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Assignor.

                                    ARTICLE 5

                          INDEMNIFICATION AND REMEDIES

      Section 5.01. Indemnification by Assignor. Assignor agrees to defend, indemnify, and hold harmless the Company, its successors, assigns, licensees, officers and employees from and against any and all liability, losses, damages, costs, claims, expenses (including but not limited to reasonable attorneys fees), judgments and penalties arising of, resulting from, based upon or incurred because of the actual breach of any warranty made by Assignor hereunder.

      Section 5.02. Infringement Indemnification by Assignor. Assignor agrees to indemnify and hold harmless the Company, its successors, assigns, licensees, officers and employees from and against any and all actions, liability, losses, damages, settlements, costs, claims, royalties, expenses (including but not limited to reasonable attorneys fees), judgments and penalties (collective referred to as "Claims") arising of, resulting from, based upon or incurred because of infringement by the Invention, the Patent Applications or the Intellectual Property therein of any Intellectual Property of any third party or other Person. The Company shall notify Assignor of any such Claims. The Company in its sole discretion may elect to defend any such Claims or may elect to allow Assignor to defend such Claims, and if Company elects the latter, Assignor agrees to vigorously and diligently defend such Claims provided that Company shall cooperate with Assignor in such defense. In any case, Assignor shall allow Company to direct and control all related settlement negotiations. If it is, or in the reasonable opinion of Assignor there is a high probability that it will be, determined by a court of competent jurisdiction that the Invention, Patent Applications, Intellectual Property therein or the sale or use thereof or any product thereof infringes any patent, copyright, trade


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secret or trademark of another Person or third party or is enjoined from practicing any right granted to Company hereunder, then Assignor may, at its sole expense, procure for Company under any applicable Intellectual Property the same rights and to the same extent as those granted under this Agreement.

      Section 5.04 Remedies of Assignor. Assignor agrees that its sole remedy for any default by the Company hereunder, including the failure by the Company to pay any consideration payable to Assignor hereunder, shall be an action against Company for such consideration and/or for damages. Specifically, Assignor agrees that it shall have no right to enjoin the making, using, or selling of the Invention, Patent Applications, Intellectual Property, or any method or product thereof, or to terminate or rescind any rights in the Invention, Patent Applications, or Intellectual Property granted to Company hereunder, or to obtain any other form of equitable relief.

      Section 5.04. Remedies of Company. The Company shall have at all times, all rights and remedies that it has at law and in equity hereunder or otherwise.

      Section 5.05. Right of Company to Injunctive Relief. The rights that are the subject matter of this Agreement are of a special, unique, extraordinary and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated for in damages in an action at law and which would cause Company great irreparable injury and harm. Accordingly, Company shall be entitled to injunctive relief specific performance and other equitable relief to preserve its rights and interest in, to and under such rights as set forth in this Agreement. This provision shall not be construed as a waiver of any rights Company may have for damages or otherwise arising from any breach of this Agreement.

      Section 5.06. Limitation on Remedies. IN NO EVENT SHALL "COMPANY," ITS EMPLOYEES, OFFICERS, DIRECTORS, OR AGENTS BE LIABLE TO "ASSIGNOR" FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR REVENUES OR ANTICIPATED SAVINGS, ARISING FROM ANY "ACTION" AS DEFINED HEREIN ARISING UNDER THIS AGREEMENT, EVEN IF "COMPANY" OR SUCH OTHER PARTY IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS. In no event shall the aggregate liability for damages of Company, its employees or agents, exceed the total amount actually paid to Assignor by Company under this Agreement.

      Section 5.07. Allocation of Risk. The provisions in this Agreement concerning limitation of liability, representations and warranties and damages allocate the risk of failure between Company on the one hand and Assignor on the other hand. Such allocation is reflected in the consideration paid for the rights granted hereunder and is an essential element of the basis of the bargain between Company on the one hand and Assignor on the other hand.

                                    ARTICLE 6


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                          OTHER OBLIGATIONS OF ASSIGNOR

      Section 6.01. Delivery of Invention Records. Promptly after execution of this Agreement, the Assignor shall deliver or cause to be delivered to the Company or its designated agent, all original Invention Records of the true and original inventor(s) pertaining to the Invention and the Patent Applications that are possessed by Assignor or within its custody or control. Applicants and such true inventor(s) may retain a copy of such Invention Records.

      Section 6.02. Confidentiality. Assignor acknowledge and agree that it has or may receive hereunder information which is marked confidential or is verbally designated confidential and constitutes the proprietary confidential information of the Company, and that Assignor's protection thereof is essential to this Agreement. Assignor shall retain in strict confidence and not disclose to any third party (except as authorized by this Agreement) without Company's express written consent any and all such information.

      Section 6.03. Exceptions. Assignor shall be relieved of this obligation of confidentiality to the extent any such information:

                  (i) was in the public domain at the time it was disclosed or has become in the public domain through no fault of Assignor;

                  (ii) Assignor can prove was known to Assignor, without restriction, at the time of disclosure as shown by the files of Assignor in existence at the time of disclosure;

                  (iii) is disclosed by Assignor with the prior written approval of Company;

                  (iv) Assignor can prove was independently developed by Assignor without any use of Company's confidential information and by employees or other agents of Assignor who have not had access to any of Company's confidential information; or

                  (v) becomes known to Assignor, without restriction, from a source other than Company without breach of this Agreement by Assignor and otherwise not in violation of Company rights.


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                                    ARTICLE 7

                           ASSIGNMENT OF THE AGREEMENT

      Section 7.01. By Company. The Company may transfer and assign this Agreement or all or any of its rights hereunder to any Person, and in such event, Company shall be released and discharged from all executory obligations hereunder, and Assignor shall look solely to such Person for performance thereof.

      Section 7.02. By Assignor. Assignor may not assign this Agreement or its rights hereunder, in whole or in part, without Company's prior written approval. Any such purported assignment without Company's prior written approval shall be deemed void. This Agreement shall inure to the benefit of the parties' permitted successors, licensees and assigns.

                                    ARTICLE 8

                          TERM, RENEWAL AND TERMINATION

      Section 8.01. Termination. This Agreement may be terminated at any time:

      (a) by the Company immediately upon written notice to Assignor if (i.) Assignor breaches or is found to be in breach of any representation or warranty made by Assignor herein, or (ii.) Assignor breaches or is found to be in breach of its obligations under Section 6.02 ("Confidentiality") hereof; or

      (b) by the Company immediately upon written notice to Assignor if any Governmental Authority shall have issued a final, non-appealable order, decree or ruling or taken any other action (i.) permanently enjoining or otherwise prohibiting the enforcement of any of the rights assigned by Assignor to Company hereunder, (ii.) declaring any patent that shall have issued from the Patent Applications to be invalid, not valid, void, or unenforceable, or (iii) declaring the Patent Applications invalid or not patentable in any opposition proceeding; or

      (c) by the mutual written consent of the Company and the Assignor.

      Section 8.02. Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement or for breach of any representation or warranty made hereunder.


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                                    ARTICLE 9

                               GENERAL PROVISIONS

      Section 9.01. Controlling Law. This Agreement shall be construed and enforced under the laws of the State of New York applicable to agreements entered into and performed wholly within New York. In any action to enforce or construe this Agreement, the parties hereto agree to submit to the jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York which the parties acknowledge and agree are convenient forums in which to litigate any such action. The parties waive any right to transfer such action to any other court and expressly consent to the permanent jurisdiction of such courts regarding the resolution of any disputes hereunder and agree to be bound by the judgment rendered by such courts.

      Section 9.02. Independent Contractor. Neither party has any authority to make any statement, representation, warranty or other commitment on behalf of the other. This Agreement does not create any agency, employment, partnership, joint venture or similar relationship between Company or Assignor.

      Section 9.03. Force Majeure. Neither party shall be liable for any delay or failure to meet its obligations under this Agreement due to circumstances beyond its reasonable control, including but not limited to war, riot, insurrection, civil commotion, labor strikes or lockouts, shortages, factory or other labor conditions, fire, flood, earthquake or storm.

      Section 9.04. Severability. If any provision of this Agreement should be held unenforceable or invalid for any reason, such holding shall not affect the enforceability or validity of the remaining provisions, and the parties will substitute for such provisions an enforceable and valid provision which most closely approximates the intent and economic effect of the unenforceable or invalid provision.

      Section 9.05. Waiver. No waiver of any obligation under this Agreement shall be valid unless set forth in a writing signed by the party to be bound thereby. Any waiver of a term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

      Section 9.06. Expenses. Each party shall bear its own costs and expenses incurred in connection with this Agreement.

      Section 9.07. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed given upon receipt, and shall be given in writing and shall be given or made by delivery in person, by courier service, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:


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      (a) If to the Company:

      Kadoma Trading, Ltd.
      20 East 63rd Street
      New York, New York 10021

      (b) If to the Assignor:

      Herling Applied Technologies, Inc.
      20 East 63rd Street
      New York, New York 10021

      Section 9.08. Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement relating to this Agreement without prior consent of the other party, subject to the Company's obligations to comply with applicable securities laws, and the parties shall cooperate as to the timing and contents of any such release or announcement.

      Section 9.09. Entire Agreement. This Agreement, including the attached Exhibits, constitutes the entire agreement between Company and Assignor with respect to its subject matter, and supersedes any prior or contemporaneous written or oral understandings, agreements, or arrangements between Customer and Assignor on the subject matter hereof. No amendment of this Agreement will be enforceable unless set forth in writing signed by the party against which enforcement is sought. This Agreement may be executed in duplicate counterparts, which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

                                             HERLING APPLIED
KADOMA TRADING, LTD.                         TECHNOLOGIES, INC.
("Company")                                  ("Assignor")

By  /s/ Andreas Skentlos Kalligeris          By /s/ Ira Kanarick
   --------------------------------             --------------------------------
Name: ANDREAS SKENTLOS KALLIGERIS            Name: IRA KANARICK
Title:    DIRECTOR                           Title:    VICE PRESIDENT
Date:     27/9/97                            Date:


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                               A S S I G N M E N T

      WHEREAS, Herling Applied Technologies, Inc. is the sole and exclusive owner of the PCT Patent Applications PCT/PL93/00012 filed August 12, 1993; PCT/PL93/00013 filed August 12, 1993; and PCT/PL95/00005 filed March 15, 1995 and their respective Polish Priority Patent Applications P 299472 filed June 25, 1993; P 299473 filed June 25, 1993; and P 303058 filed April 19, 1994 by virtue of an Agreement Priority And Patent Rights Transfer executed by Inventors Marceli Cyrkiewicz, Jacek Kleszczewski, Erwin Herling on May 10, 1996, assigning their respective rights of ownership of the above-referenced Patent Applications to Herling Applied Technologies, Inc.,

      WHEREAS, Kadoma Trading, Ltd., a company organized and existing under the laws of the Country of Cyprus, and having a place of business at 20 East 63rd Street, New York, NY 10021, is desirous of acquiring the entire right, title and interest, including the right to bring a patent infringement lawsuit for past infringement, in and to the aforesaid Patent Applications, and in, to and under any and all Letters Patent that may be granted as a result thereof in any and all countries;

      NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, the said Herling Applied Technologies, Inc. has sold, assigned, transferred and set over to said Kadoma Trading, Ltd., the entire right, title and interest, including the right to bring a patent infringement lawsuit for past infringement, in and to the aforesaid Patent Applications, and in, to and under any and all Letters Patent that may be granted as a result thereof in any and all countries, and any and all extensions, divisions, reissues, substitutes, renewals or continuations thereof, and the right to all benefits under the International Convention for the Protection of Industrial Property, the same to be held and enjoyed by said Kadoma Trading, Ltd., its successors, assigns and legal representatives, to the full end of the term or terms for which said Letters Patent may be granted, reissued or extended as fully as the same would have been held and enjoyed in full by Herling Applied Technologies, Inc. had this assignment, sale or transfer not been made; and said Herling Applied Technologies, Inc. hereby authorizes and requests the Commissioner of Patents of the United States and any official of any country or countries foreign to the United States whose duty it is to issue patents to issue to said Kadoma Trading, Ltd., as assignee of the entire right, title and interest therein, including the right to bring a patent infringement lawsuit for past infringement, any and all Letters Patent of the United States or of said foreign country or countries, which may be issued or granted as a result of the Patent Applications hereinbefore identified, in accordance with the terms of this agreement, and hereby covenants that it has the full right to convey the entire interest herein assigned and that it has not executed and will not execute any agreement in conflict herewith.

                       HERLING APPLIED TECHNOLOGIES, LTD.



                                             September 27th, 1997


Kadoma Trading Ltd.
20 East 63rd Street
New York, New York 10021


Dear Sirs:


We hereby confirm that we have received the amount of $200,000.00 (U.S. Dollars two hundred thousand) representing payment against purchasing of the patent, as per our agreement.


                                             Very truly yours


                                             /s/Ira Kanarick
                                             ---------------
                                             HERLING APPLIED TECHNOLOGIES, LTD.

                                             Ira Kanarick - Vice President

                       HERLING APPLIED TECHNOLOGIES, LTD.

                                    AGREEMENT
                           PRIORITY AND PATENT RIGHTS
                                    TRANSFER

      Whereas on this date, May 10, 1996, it has been agreed that a binding Agreement has been reached and so will be exercised by this document, and

      Whereas the parties hereto undersigned namely: Marceli Cyrkiewicz, Jacek Kleszczewski and Erwin Herling individually are duly authorized, free and clear of any incumberances or restrictions to sign individually.

      Whereas Erwin Herling is recognized as the duly authorized representative and officer of Herling Applied Technologies, Ltd. and is free and clear of any incumberances to act as its representative, then

      Now and Henceforth, it is agreed that the Priority and Patent Rights as well as Priority Rights to Inventions (applications) filed according to Polish priorities Nos. 299472 and 29473 from June 25, 1993, and No. 303058 from April 19, 1994, to all processes, materials, products and formulas both real and intangible that are currently held individually by Marceli Cyrkiewicz, Jacek Kleszczewki and Erwin Herling are transferred wholly to Herling Applied Technologies, Ltd., in all countries, except Poland, where applications were filed until the date of this agreement. This transfer of rights includes Poland in the respect necessary under Polish law whereby Herling Applied Technologies, Ltd. is now the sole owner of the patent rights and priorities as well.

      Further, it is agreed that specifically all formulas, pieces product and material priority and patent rights that relate to CLM are included in this transfer agreement. This transfer gives Herling Applied Technologies. Ltd. all rights as described above from now in perpetuity for the sum of $10.00 (Ten U.S. Dollars) and is so binding upon payment being received and signature of the parties affixed below.

      Agreed to and in force as of the above date, so signed by:


Marceli Cyrkiewicz            /s/ Marceli Cyrkiewicz        Date: 10-05-96
                              ---------------------               -----------
                              (individually)

Jacek Kleszczewski            /s/ Jacek Kleszczewski        Date: 10 MAY 1996
                              ---------------------               -----------
                              (individually)

Erwin Herling                 /s/ Erwin Herling             Date: 10 MAY 1996
                              ---------------------               -----------
                              (individually)

Erwin Herling                 /s/ Erwin Herling             Date: 10 MAY 1996
                              ---------------------               -----------
                              (Herling Applied
                              Technologies, Ltd.)

      IN TESTIMONY WHEREOF, has caused these presents to be signed by an officer thereunto duly authorized, an its seal to be affixed and attested this _____ day of ____________, 1997.


                                        HERLING APPLIED TECHNOLOGIES, INC.


                                        /s/ Ira Kanarick
                                        ---------------------------------
                                        Name:

                                        Vice President
                                        ---------------------------------
                                        Title:

                                        ---------------------------------
                                        Date:


SEAL OF NOTARY PUBLIC


ATTEST:                                 Mary McElhone
                                        Public, State of New York
                                        No. 01MC5062105
                                        Qualified in Queens County
                                        Commission Expires 6-14-98

/s/ Mary McElhone
---------------------------------
Mary McElhone